UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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[X] Definitive Proxy Statement
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[  ] Soliciting Material Pursuant to §240.14a-12
STEADFAST INCOME REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (949) 852-0700 www.steadfastreits.com
Steadfast Income REIT, Inc.
June 17, 2013
Dear Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2013 Annual Meeting of Stockholders of Steadfast Income REIT, Inc., to be held on August 7, 2013 at 8:00 a.m. Pacific Time at our corporate offices at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information on the matters to be voted on at the 2013 Annual Meeting of Stockholders. Our Board of Directors has fixed the close of business on May 31, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof.
Your vote is very important. Regardless of the number of shares you own, it is important that your shares be represented at the 2013 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it: (1) via fax to (781) 633-4036, or (2) in the accompanying self-addressed postage-paid return envelope. You may also electronically submit your proxy by internet at www.eproxy.com/steadfast or vote by telephone by calling (866) 977-7699 and following the instructions provided.
Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2013 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2013 Annual Meeting of Stockholders.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.
Sincerely,
Rodney F. Emery
Chairman of the Board
Chief Executive Officer

STEADFAST INCOME REIT, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 7, 2013
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Steadfast Income REIT, Inc. (the “Company,” “we,” “our,” or “us”), will be held on August 7, 2013 at 8:00 a.m. Pacific Time at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612 for the following purposes:

1.
to elect to the Board of Directors of the Company the seven nominees named in the attached proxy statement to serve until the Company’s 2014 Annual Meeting of Stockholders and until each of their successors are duly elected and qualified;

2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

3.	to transact such other business properly coming before the 2013 Annual Meeting of Stockholders or any adjournment or postponement thereof.
These items are discussed in the following pages, which are made part of this notice. Our stockholders of record on May 31, 2013 are entitled to vote at the 2013 Annual Meeting of Stockholders of the Company. We reserve the right, in our sole discretion, to adjourn the 2013 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
You may obtain directions to attend the 2013 Annual Meeting of Stockholders by calling Investor Relations at (877) 240-7264.
Please sign and date the accompanying proxy card and return it promptly by fax to (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You may also submit your proxy by internet at www.eproxy.com/steadfast or by telephone by calling (866) 977-7699. Instructions are included with the proxy card. Your vote is important to us and we urge you to submit your ballot early. You may revoke your proxy at any time prior to its exercise. If you attend the 2013 Annual Meeting of Stockholders, you may vote in person, even if you previously returned your proxy card or authorized a proxy electronically.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 7, 2013

Our proxy statement, form of proxy card and 2012 Annual Report are also available at http://www.eproxy.com/steadfast.

STEADFAST INCOME REIT, INC.
18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
(949) 852-0700

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Steadfast Income REIT, Inc. (the “Company,” “we,” “our,” or “us”) for use in voting at its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) to be held on August 7, 2013 at 8:00 a.m. Pacific Time at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders provided with this proxy statement.
This proxy statement, form of proxy, and voting instructions are first being mailed or given to stockholders on or about June 17, 2013.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:
We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the 2013 Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting.

Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Rodney F. Emery and Ana Marie del Rio, each of whom serves as an officer of the Company, as your proxies, and you are giving them permission to vote your shares of common stock at the 2013 Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote “FOR” all of the nominees for the Board of Directors. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via telephone, fax or electronically) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The 2013 Annual Meeting will be held on August 7, 2013 at 8:00 a.m. Pacific Time at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612.

Q:	What is the purpose of the 2013 Annual Meeting?

A:
Management will report on the status of our initial public offering and our portfolio of properties, and will respond to questions from stockholders. In addition, representatives of Ernst & Young LLP (“Ernst & Young”), our independent registered public accounting firm, are expected to be available during the 2013 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

At the 2013 Annual Meeting, stockholders will vote upon the following:

•
the election to the Board of Directors of the Company the seven nominees named in this proxy statement to serve until the Company’s 2014 Annual Meeting of Stockholders and until each of their successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	the transaction of such other business properly coming before the 2013 Annual Meeting or any adjournment or postponement thereof.
No cumulative voting is authorized, and dissenters’ rights are not applicable to matters being voted upon.

Q:	What is the Board of Directors’ voting recommendation?

A:
Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendation of the Board of Directors. The Board of Directors recommends that you vote your shares:

“FOR” all seven nominees to the Board of Directors; and
“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Q:	Who is entitled to vote?

A:
Only stockholders of record at the close of business on May 31, 2013 (the “Record Date”) are entitled to receive notice of the 2013 Annual Meeting and to vote the shares of common stock of the Company that they held on the Record Date at the 2013 Annual Meeting, or any postponements or adjournments of the 2013 Annual Meeting. As of the Record Date, we had 33,737,376 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on during the 2013 Annual Meeting.

Q:	What constitutes a quorum?

A:
If a majority of the shares outstanding on the Record Date are present at the 2013 Annual Meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What vote is required to approve each proposal that comes before the 2013 Annual Meeting?

A:
Election of Directors.    To elect the nominees for the Board of Directors, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. This means that a nominee for the Board of Directors needs to receive more votes for his or her election than withheld from or present but not voted in his or her election in order to be elected to the Board of Directors. Because of this requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for the Board of Directors. If an incumbent nominee for the Board of Directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

Ratification of Auditors.    To approve the ratification of the appointment of Ernst & Young, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will have no impact on the proposal to ratify the appointment of Ernst & Young.

Q:	Can I attend the 2013 Annual Meeting?

A:
You are entitled to attend the 2013 Annual Meeting if you are a stockholder of record or a beneficial holder as of the close of business on May 31, 2013, or you hold a valid legal proxy for the 2013 Annual Meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the 2013 Annual Meeting. You should be prepared to present photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date as well as your photo identification for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2013 Annual Meeting.

Q:	How do I vote my shares at the 2013 Annual Meeting?

A:	You may vote your shares in the following manner:

•	Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope.

•	Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by calling (866) 977-7699 and following the instructions provided.

•	Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to (781) 633-4036.

•	Authorizing a Proxy by Internet — Stockholders may authorize a proxy by completing the electronic proxy card at www.eproxy.com/steadfast.

•	In Person at the Meeting — Stockholders of record may vote in person at the 2013 Annual Meeting. Written ballots will be passed out to those stockholders who want to vote at the meeting.
If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or nominee regarding how to vote. In addition, because a beneficial owner is not the stockholder of record, you may not vote shares held by a bank, broker or nominee in street name at the 2013 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	Can I revoke my proxy after I return my proxy card or after I authorize a proxy by fax or via the internet?

A:	If you are a stockholder of record as of May 31, 2013, you may revoke your proxy at any time before the proxy is exercised at the 2013 Annual Meeting by:

•	delivering to our Secretary a written notice of revocation;

•	returning a properly signed proxy bearing a later date; or

•	attending the 2013 Annual Meeting and voting in person (although attendance at the 2013 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).
To revoke a proxy previously submitted by mail, telephone, fax or internet, you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for mail, telephone, fax or internet voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

Q:	What happens if additional proposals are presented at the 2013 Annual Meeting?

A:
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the 2013 Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	How will shares be voted if a stockholder does not give specific voting instructions in the proxy submitted by the stockholder?

A:
If you submit a proxy but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders, your shares will be voted as recommended by the Board of Directors on those proposals.

Q:	Will my vote make a difference?

A:
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at our annual meetings to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of the Company and welcome your attendance at the 2013 Annual Meeting.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:
The Company will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our Board of Directors and officers who will not receive any additional compensation for such solicitation activities. We have engaged Boston Financial Services to assist with the solicitation of proxies in conjunction with the 2013 Annual Meeting and will pay Boston Financial an aggregate fee of up to $25,000 plus out-of-pocket costs. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	Who will count the votes?

A:	Dinesh Davar, the Chief Financial Officer of Steadfast Companies, will tabulate the votes and act as Inspector of Elections.

Q:	Where can I find the voting results of the 2013 Annual Meeting?

A:
The Company will report voting results by filing with the SEC a Current Report on Form 8-K within four business days following the date of the 2013 Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Where can I find more information?

A:
We file annual, quarterly, current reports and other information with the SEC. Copies of SEC filings, including exhibits, can be obtained free of charge on our website at www.steadfastreits.com. This website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

PROPOSAL 1
ELECTION OF THE BOARD OF DIRECTORS
The Board of Directors has nominated Rodney F. Emery, Scot B. Barker, Larry H. Dale, Ella Shaw Neyland, James A. Shepherdson, Kerry D. Vandell and Ned Brines each for a term of office commencing on the date of the 2013 Annual Meeting and ending on the date of the 2014 Annual Meeting of Stockholders and until each of their successors are duly elected and qualified. The Board of Directors currently consists of seven directors comprising Messrs. Emery, Barker, Dale, Shepherdson, Vandell and Brines and Ms. Neyland. The Board of Directors believes the nominees have played and will continue to play a vital role in our management and operations, particularly in connection with the continued growth and success of our Company through their participation on the Board of Directors.
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted “FOR ALL” nominees. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on the Board of Directors for a one-year term and until his or her successor has been elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become members of the Board of Directors or executive officers of the Company. Each of the nominees for election has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a member to the Board of Directors except that each nominee has agreed to serve as a member to our Board of Directors if elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL SEVEN NOMINEES TO THE BOARD OF DIRECTORS.

 Information about Director Nominees
The following table and biographical descriptions set forth information with respect to the individuals who are our nominees for the Board of Directors:

Name	Age	Position
Rodney F. Emery	63	Chairman of the Board and Chief Executive Officer
Ella Shaw Neyland	59	Affiliated Director and President
Scot B. Barker	64	Independent Director
Larry H. Dale	67	Independent Director
Kerry D. Vandell	66	Independent Director
Ned Brines	51	Independent Director
James A. Shepherdson	60	Affiliated Director
Rodney F. Emery serves as our Chairman of the Board and Chief Executive Officer, positions he has held since our inception in May 2009. Mr. Emery also serves as the Chief Executive Officer of Steadfast Income Advisor, LLC, our advisor. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Steadfast Capital Markets Group, LLC. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property-management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.
Our Board of Directors, excluding Mr. Emery, has determined that the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s extensive experience acquiring, financing, developing and managing hotel, multifamily, office, and retail real estate assets throughout the country have provided Mr. Emery with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our Board of Directors has determined that Mr. Emery is a highly qualified candidate for directorship and should therefore continue to serve as director.
Ella Shaw Neyland serves as our President and an affiliated director, positions she has held since October 2012. Ms. Neyland previously served as one of our independent directors, a position she held from October 2011 until her employment with our advisor in September 2012. Ms. Neyland was a founder and previously served as Chief Financial Officer for Thin Centers MD, or TCMD, which provides medically supervised weight loss programs. Prior to founding TCMD in June 2010, Ms. Neyland was a founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from June 2009 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor and an owner of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. While with Montecito Medical Investment Company, Ms. Neyland advised the company in the acquisition of 43 medical properties with over two million square feet of space in 13 states and advised the affiliate company, Montecito Property Company, in the acquisition of 8,300 apartments in 29 communities. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, LTD, a privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.
Our Board of Directors, excluding Ms. Neyland, has determined that Ms. Neyland’s prior service as a director and as chief financial officer has provided Ms. Neyland with the experience, skills and attributes necessary to effectively carry out her duties and responsibilities as a director. Consequently, our Board of Directors has determined that Ms. Neyland is a highly qualified candidate for directorship and should therefore continue to serve as director.
Scot B. Barker serves as one of our independent directors, a position he has held since September 2009. From December 2003 to his retirement in December 2005, Mr. Barker served as President and Chief Operating Officer of GMAC Commercial Holding Corp., or GMACCH, one of the nation’s largest financiers of commercial real estate. Mr. Barker served as President of GMACCH Capital Markets Corp. from 1998 to December 2003. During his tenure at GMACCH, Mr. Barker oversaw the firm’s real estate lending and investing activities in North America, Latin America, Asia and Europe. In 1978, Mr. Barker and several associates formed Newman and Associates, Inc., an investment banking firm specializing in financing affordable multifamily housing with tax exempt municipal securities. Mr. Barker served as Vice-President of Newman and Associates, Inc. from 1978 to 1984 and as President from 1984 to 1998, when Newman and Associates, Inc. was acquired by GMACCH. Prior to founding Newman and Associates, Inc., Mr. Barker served as Vice-President with Gerwin & Co. from 1973 to 1978. Mr. Barker has been involved in a variety of professional and not-for-profit groups primarily focused on housing related business. Mr. Barker currently serves on the board of directors of Mountain Asset Management, a wholly-owned subsidiary of The Great-West Life Assurance Company, the Rocky Mountain Mutual Housing Association and the Colorado Housing Assistance Corporation, where he was a past chairman. Mr. Barker was a past president of the National Housing and Rehabilitation Association and a past member of the Federal National Mortgage Association (Fannie Mae) Housing Impact Advisory Council. Mr. Barker received a Bachelor of Arts from Colorado College and a Master of Business Administration from the University of Denver.
Our Board of Directors, excluding Mr. Barker, has determined that the prior leadership positions which Mr. Barker has held and Mr. Barker’s extensive experience with the financing of commercial real estate and multifamily housing have provided Mr. Barker with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our Board of Directors has determined that Mr. Barker is a highly qualified candidate for directorship and should therefore continue to serve as director.
Larry H. Dale serves as one of our independent directors, a position he has held since September 2009. In March 2009, Mr. Dale retired as a Managing Director of Citi Community Capital, or CCC, a leading investment banking group specializing in affordable housing financing and a division of Citigroup’s Municipal Securities Division, where Mr. Dale was responsible for the overall management and oversight of the operation of the division. As an employee of CCC, Mr. Dale was involved in lending decisions and equity sales with us. Mr. Dale joined the predecessor company to CCC in 1997. From July 1987 to January 1997, Mr. Dale served as a Senior Vice President of Federal National

Mortgage Association, or Fannie Mae, leading its apartment financing and affordable housing efforts. Prior to joining Fannie Mae, Mr. Dale served from 1984 to 1987 as Vice President of Newman and Associates, Inc., an investment banking firm focused on financing affordable multifamily housing with tax exempt municipal securities. Prior to joining Newman and Associates, Mr. Dale served from 1981 to 1983 as President of Mid-City Financial Corporation, a regional multifamily development, financing, and management firm. From 1971 to 1981, Mr. Dale was employed by the U.S. Department of Housing and Urban Development (HUD), including service as a Deputy to the Assistant Secretary for Housing/FHA Commissioner from 1979 to 1981. Mr. Dale currently serves as Chairman of the Board of the National Equity Fund, a member of the Board of the Community Preservation and Development Corporation, Chairman of the Finance Committee of Mercy Housing Incorporated’s Board of Trustees, a member of the board of directors and the Executive Committee of the Local Initiative Support Corporation and a member of the Advisory Board of the Paramount Community Development Fund, the Capmark Community Development Fund, and the Community Impact NMTC Advisory Board. Mr. Dale received a Bachelor of Science in Materials Science from Cornell University and a Master of Political Science from the Maxwell School at Syracuse University.
Our Board of Directors, excluding Mr. Dale, has determined that the prior leadership positions which Mr. Dale has held and Mr. Dale’s extensive experience in financing multifamily housing have provided Mr. Dale with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our Board of Directors has determined that Mr. Dale is a highly qualified candidate for directorship and should therefore continue to serve as director.
Kerry Dean Vandell serves as one of our independent directors, a position he has held since October 2012. Dr. Vandell currently serves as the Dean’s Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business at the University of California-Irvine (UCI), having joined UCI in July 2006. He also has held courtesy appointments at UCI’s School of Law and the Department of Planning, Policy and Design in the School of Social Ecology since 2008.  Before joining UCI, Dr. Vandell was on the faculty of the University of Wisconsin-Madison for 17 years (1989-2006), where he served as the Tiefenthaler Chaired Professor of Real Estate and Urban Land Economics, the Director of the Center for Urban Land Economics Research, and the Chairman of the Department of Real Estate and Urban Land Economics.  His first academic appointment was at Southern Methodist University (1976-1989), where he ultimately served as Professor and Chairman of the Department of Real Estate and Regional Science.  Dr. Vandell received his Ph.D. from the Massachusetts Institute of Technology in Urban Studies and Planning, his M.C.P. in City and Regional Planning from Harvard University, and his undergraduate and masters degrees in Mechanical Engineering from Rice University.  He has authored or co-authored over 70 publications and has been invited to provide numerous presentations on the topics of finance, economics and real estate.  Until recently, Dr. Vandell served on the board of directors of Shopoff Properties Trust, Inc., a public non-traded real estate investment trust specializing in land investments.
Our Board of Directors, excluding Dr. Vandell, has determined that the prior positions which Dr. Vandell has held and Dr. Vandell’s extensive experience in the real estate field have provided Dr. Vandell with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our Board of Directors has determined that Dr. Vandell is a highly qualified candidate for directorship and should therefore continue to serve as director.
Ned Brines serves as one of our independent directors, a position he has held since October 2012. Mr. Brines currently serves as the Chief Investment Officer for the CitizenTrust Wealth Management and Trust division of Citizens Business Bank, a position he has held since July 2012, where Mr. Brines is responsible for the investment management discipline, process, products and related sources. In addition, in September 2008 Mr. Brines founded Montelena Asset Management, a California based registered investment advisor firm, and currently serves as its Chief Investment Officer.  From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings.  From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena managing their Small Cap Growth Fund with $1.6 billion in assets under management (AUM).  Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 in which he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in AUM.  Mr. Brines earned a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst (CFA) designation and is involved in various community activities including serving on the investment committee of City of Hope.
Our Board of Directors, excluding Mr. Brines, has determined that the prior leadership positions which Mr. Brines has held and Mr. Brines’s extensive investment management experience have provided Mr. Brines with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our Board of Directors has determined that Mr. Brines is a highly qualified candidate for directorship and should therefore continue to serve as director.
James A. Shepherdson serves as one of our affiliated directors, a position he has held since August 2011. Mr. Shepherdson has served as a member of the Board of Managers of Steadfast Capital Markets Group, LLC since February 2011 and has worked in the investment industry for over 30 years. Mr. Shepherdson also serves as a Manager of Crossroads Capital Advisors, LLC and its parent, Crossroads Capital Group, LLC, since April 2011. Mr. Shepherdson served as President of Retirement Services and Senior Executive Vice-President of AXA Equitable Life Insurance Company, or AXA Equitable, from August 2005 to March 2011. Mr. Shepherdson had overall responsibility for AXA Equitable’s retirement and annuity business, which included wholesale distribution through AXA Distributors, the company Mr. Shepherdson co-founded in 1996. While serving as President and Chief Executive Officer of AXA Equitable Distributors from August 2005 to March 2011, Mr. Shepherdson oversaw over $30 billion in sales. From September 2009 to November 2011, Mr. Shepherdson also served as Chairman of AXA Life Europe and Chief Executive Officer of AXA Global Distributors, where he distributed proprietary annuity products through global and national banking institutions throughout Europe. Mr. Shepherdson served as President and Chief Executive Officer of John Hancock Funds, a vertically integrated mutual fund company from May 2004 to July 2005. Mr. Shepherdson served as co-Chief Executive Officer of MetLife Investors from April 2000 to June 2002. Mr. Shepherdson received a Master of Business Administration degree, with honors, and a Bachelor of Science in Business Administration from the University of Southern California. Mr. Shepherdson holds FINRA Series 22, 26, 39 and 6 licenses.
Our Board of Directors, excluding Mr. Shepherdson, has determined that the prior leadership positions which Mr. Shepherdson has held and Mr. Shepherdson’s extensive experience in the investment industry have provided Mr. Shepherdson with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our Board of Directors has determined that Mr. Shepherdson is a highly qualified candidate for directorship and should therefore continue to serve as director.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected and appointed the firm of Ernst & Young to act as our independent registered public accounting firm for the year ending December 31, 2013. Ratification of the appointment of Ernst & Young requires the affirmative vote of a majority of the votes cast in person or by proxy at a meeting at which a quorum is present. Any shares not voted, whether by abstention, “broker non-vote” or otherwise, have no impact on the vote.
Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.
Representatives of Ernst & Young are expected to be available during the 2013 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

EXECUTIVE OFFICERS
The following table and biographical descriptions set forth information with respect to our executive officers:

Name	Age	Position
Rodney F. Emery	63	Chief Executive Officer
Ella Shaw Neyland	59	President
Kevin J. Keating	50	Treasurer
Ana Marie del Rio	59	Secretary
For biographical information regarding Mr. Emery and Ms. Neyland, see — “Information about Director Nominees” above.
Kevin J. Keating serves as our Treasurer, a position he has held since April 2011. Mr. Keating has also served as the Chief Accounting Officer for our advisor since April 2011 where he has focused primarily on the accounting function and compliance responsibilities for us and our advisor. Prior to joining us and our advisor, Mr. Keating served as Senior Audit Manager with BDO USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as an Assistant Controller and Audit Manager for Ernst & Young, LLP from 1988-1999. Mr. Keating holds a Bachelor of Science, Accounting from St. John’s University and is a certified public accountant.
Ana Marie del Rio serves as our Secretary and Compliance Officer, positions she has held since our inception in May 2009. Ms. del Rio also serves as the Chief Operating Officer for Steadfast Companies. Ms. del Rio manages the Human Resources, Information Technology and Legal Services Departments for Steadfast Companies and is responsible for risk management and company-wide communications. She also works closely with Steadfast Management Company, Inc. and SAH Affordable Housing, Inc. in the management and operation of Steadfast Companies’ residential apartment homes, especially in the area of compliance. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing, transportation projects, and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California.

CORPORATE GOVERNANCE
Board of Directors
The Board of Directors held 18 meetings during the fiscal year ended December 31, 2012. Each of our directors attended at least 55% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he or she served as a member of the Board of Directors and the aggregate total number of meetings held by all committees of the Board of Directors on which he or she served during the periods in which he or she served.
Director Attendance at Annual Meetings
Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meetings, we invite and encourage the members of the Board of Directors to attend our annual meetings to foster communication between stockholders and the Board of Directors. All of our then current directors attended the 2012 Annual Meeting of Stockholders.
Contacting the Board of Directors
Our Board of Directors provides a process for stockholders to send communications to the Board of Directors. Any stockholder who desires to contact members of the Board of Directors may do so by writing: c/o Steadfast Income REIT, Inc. Board of Directors, 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.
Director Independence
Our charter provides that a majority of our directors must be “independent directors.” Three of our directors, Rodney F. Emery, Ella Shaw Neyland and James A. Shepherdson, are affiliated with us and therefore each are not considered an “independent director” as defined by our charter. Our remaining directors, Scot B. Barker, Larry H. Dale, Kerry D. Vandell and Ned Brines, qualify as independent directors as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly, associated with Steadfast REIT Investments, LLC, our sponsor, or Steadfast Income Advisor, LLC, our advisor, by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than the Company, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as a director of the Company, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three real estate investment trusts (REITs) organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates.
Although our shares are not listed for trading on any national securities exchange, a majority of the members of our Board of Directors, and all of the members of the Audit Committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board of Directors has determined that Messrs. Barker, Dale, Vandell and Brines each satisfies the bright-

line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board of Directors.
Nomination of Directors
We do not have a standing nominating committee. Our Board of Directors has determined that it is appropriate not to have a nominating committee because our Board of Directors presently considers all matters for which a nominating committee would be responsible. Each member of our Board of Directors participates in the consideration of nominees. While we do not have any minimum qualifications with respect to nominees, our Board of Directors considers many factors in connection with each candidate, including judgment, integrity, diversity, prior experience, the value of the candidate’s experience relative to the experience of other members of the Board of Directors and the candidate’s willingness to devote substantial time and effort to the responsibilities of the Board of Directors. Our Board of Directors does not have a formal written policy regarding the consideration of diversity in identifying nominees for the Board of Directors. Nevertheless, considerations of diversity will continue to be important factors in identifying and recruiting new members of the Board of Directors.
Our Board of Directors also will consider recommendations made by stockholders for nominees of the Board of Directors. In order to be considered by our Board of Directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Proposals for 2014 Annual Meeting of Stockholders.” In evaluating the persons recommended as potential members of the Board of Directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board of Directors determines are relevant. Stockholders may directly nominate potential members for the Board of Directors (without the recommendation of our Board of Directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
Board Structure; Role in Risk Management
Rodney F. Emery serves as our Chairman of the Board and Chief Executive Officer. The independent directors have determined that the most effective leadership structure for us at the present time is for our Chief Executive Officer to also serve as Chairman of the Board. The independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances and to advance the best interests of all stockholders, as and when appropriate. Although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate as all of our independent directors are actively involved in board meetings.
Our Board of Directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including economic risks, environmental and regulatory risks, and other risks such as the impact of competition. How well we manage these and other risks can ultimately determine our success. The Board of Directors manages our risk through its approval of all property acquisitions, assumptions of debt and its oversight of our executive officers and our advisor. The Board of Directors may also establish committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that the majority of the members of each committee are independent directors. To date, our Board of Directors has established an Investment Committee and an Audit Committee. The Investment Committee reviews specific investments proposed by our advisor as well as our investment policies and procedures along with the inherent risks of our business. The Audit Committee oversees management of accounting, financial, legal and regulatory risks.

Investment Committee
Our Board of Directors has a separately designated standing Investment Committee. Our Board of Directors has delegated to the Investment Committee: (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis. The Investment Committee must at all times be comprised of at least three members, a majority of whom must be independent directors. The current members of the investment committee are Rodney F. Emery, Scot B. Barker, Ella Shaw Neyland, Larry H. Dale and Ned Brines with Mr. Emery serving as the Chairman of the Investment Committee.
With respect to investments, the Investment Committee has the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all estate-related investments and all investments consistent with our investment objectives, for a purchase price, total project cost or sales price of up to 10% of the cost of our net assets as of the date of investment.
The Investment Committee held 16 meetings during the year ended December 31, 2012.
The Audit Committee
Our Board of Directors has a separately designated standing Audit Committee. The Audit Committee’s function is to assist our Board of Directors in fulfilling its responsibilities by overseeing: (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the independent auditors and our internal audit function. The members of the Audit Committee are Scot B. Barker, Larry H. Dale and Kerry D. Vandell. All of the members of the Audit Committee are “independent” as defined by our charter and the New York Stock Exchange. All members of the Audit Committee have significant financial and/or accounting experience. The Board of Directors has determined that Mr. Vandell, Chairperson of the Audit Committee, satisfies the SEC’s requirements for and serves as our “audit committee financial expert.”
The Audit Committee has adopted a written charter under which it operates. The Audit Committee Charter is available on our website at www.steadfastreits.com. The Audit Committee held four meetings during the year ended December 31, 2012.
Pre-Approval Policies
The Audit Committee Charter imposes a duty on our Audit Committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. Our Audit Committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full Audit Committee at its next scheduled meeting.
All services rendered by Ernst & Young for the years ended December 31, 2012 and 2011 were pre-approved in accordance with the policies and procedures described above.

Audit Fees and Non-Audit Fees
The aggregate fees billed to us for professional accounting services, including the audit of our financial statements and the non-audit fees charged to us by our independent registered public accounting firm, all of which were preapproved by the Audit Committee, are set forth in the table below:

	2012	2011
Audit fees	$570,113	$499,365
Audit-related fees	181,475	146,347
Tax fees	47,600	36,173
All other fees	1,995	1,995
Total	$801,183	$683,880
For purposes of the preceding table, Ernst & Young’s professional fees are classified as follows:

•
Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•
Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS
The Audit Committee of the Board of Directors operates under a written charter. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including: (1) the integrity of the Company’s financial statements and internal control over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s independent auditor and internal audit function.
The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2012 audited financial statements with management and discussed the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young their independence from us. In addition, the Audit Committee considered whether Ernst & Young’s provision of non-audit services is compatible with Ernst & Young’s independence.
The Audit Committee discussed with Ernst & Young the overall scope and plans for the audit. The Audit Committee meets periodically with Ernst & Young, with and without management present, to discuss the results of their examinations and their evaluations of the overall quality of the financial reporting of the Company.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 27, 2013.
Audit Committee:
Kerry D. Vandell, Chairperson
Scot B. Barker
Larry H. Dale

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of our Executive Officers
We currently have no employees. Our day-to-day management functions are performed by our advisor and its related affiliates. Our executive officers are all employees of our Advisor and its affiliates. We do not pay any of these individuals for serving in their respective positions.
Compensation of our Directors
The following table sets forth the compensation paid to our directors in 2012:

Name	Fees Earned or Paid in Cash in 2012	All Other Compensation(1)	Total
Scot B. Barker(2)	$99,000	$22,750	$121,750
Larry H. Dale(2)	99,000	22,750	121,750
Kerry Dean Vandell(2)(3)	27,750	46,592	74,342
Ned Brines(2)(3)	25,250	46,592	71,842
James A. Shepherdson(4)	—	—	—
Ella Shaw Neyland(4)(5)	81,250	22,750	104,000
Rodney F. Emery(4)	—	—	—
________________

(1)
The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted under our independent directors’ compensation plan computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)	Independent Directors.

(3)	Dr. Vandell and Mr. Brines have each served as independent directors since October 1, 2012.

(4)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

(5)
Ms. Neyland was initially elected to our board of directors on October 24, 2011. Effective October 1, 2012, Ms. Neyland was appointed as our President and is therefore considered an affiliated director as of such date. As an affiliated director, Ms. Neyland will not receive any further compensation for her services as a director.

Cash Compensation
We pay each of our independent directors:

•	an annual retainer of $65,000 (the audit committee chairperson receives an initial $10,000 annual retainer);

•	$3,000 for each in-person board meeting attended;

•	$2,000 for each in-person committee meeting attended; and

•	$1,000 for each teleconference meeting of the Board of Directors or committee.
Equity Plan Compensation
We have approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the full Board of Directors. Our Board of Directors, and each of the independent directors, agreed to delay the initial grant of restricted stock until we raised $2,000,000 in gross offering proceeds from our public and private offerings of common stock. On April 15, 2010, we raised $2,000,000 in gross offering proceeds in our private offering of shares of common stock and each independent director received his initial grant of 5,000 shares of restricted stock. Going forward, each new independent director that joins our Board of Directors will receive 5,000 shares of restricted common stock upon election to our Board of Directors. In addition, on the date following an independent director’s re-election to our Board of Directors, he or she will receive 2,500 shares of restricted common stock. The shares of restricted common stock will generally vest and become nonforfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and non-forfeitable on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control.
Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our Board of Directors. Our Board of Directors feels it is appropriate for us not to have a compensation committee because we do not plan to pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our incentive award plan, as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	959,375
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	—	—	959,375
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
The following table shows, as of May 31, 2013, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our Board of Directors, (3) our executive officers, and (4) all of our Board of Directors and executive officers as a group. The address of the named beneficial owner is c/o Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage
Rodney F. Emery(2)	22,223	*
Scot B. Barker	27,052	*
Larry H. Dale	13,000	*
Kerry Dean Vandell	5,249	*
Ned Brines	5,249	*
Ella Shaw Neyland	8,700	*
James A. Shepherdson	—	*
Kevin J. Keating	—	*
Ana Marie del Rio	2,344	*
All officers and directors as a group	83,819	*
________________

*	Indicates less than 1% ownership.

(1)	None of the shares are pledged as security.

(2)	Includes 22,223 shares owned by our sponsor, which is primarily indirectly owned and controlled by Mr. Emery.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of our common stock to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) of our common stock and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2012, or written representations that no additional forms were required, we believe that all required Section 16(a) filings were timely and correctly made by reporting persons during 2012.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
The following describes all transactions since the beginning of 2011 and currently proposed transactions involving us, our Board of Directors, our advisor, our sponsor and any affiliate thereof. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.
Ownership Interests
On June 12, 2009, our sponsor, Steadfast REIT Investments, LLC, purchased 22,223 shares of our common stock for an aggregate purchase price of $200,007 and was admitted as our initial stockholder. Our sponsor is majority owned and controlled indirectly by Rodney F. Emery, our Chairman and Chief Executive Officer, through Steadfast REIT Holdings, LLC.
On July 10, 2009, our advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. As of December 31, 2012 and 2011, our advisor owned 100% of our outstanding convertible stock. We are the general partner of our operating partnership and our advisor has made a $1,000 capital contribution to our operating partnership as the initial limited partner.
Our convertible stock will convert into shares of our common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of: (A) 10% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion.
Our Relationships with our Advisor and our Sponsor
Steadfast Income Advisor, LLC is our advisor and, as such, supervises and manages our day-to-day operations and selects our real property investments and real estate-related assets, subject to oversight by our Board of Directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is owned by our sponsor. Mr. Emery, our Chairman of the Board and Chief Executive Officer, indirectly controls our sponsor, our advisor and our dealer manager. Ms. Ana Marie del Rio, our Secretary, owns an indirect 7% interest in our sponsor, advisor and dealer manager. Crossroads Capital Group, LLC, or Crossroads Capital Group, currently owns a 25% membership interest in our sponsor that will increase upon a net increase in our book capitalization. Pursuant to the Second Amended and Restated Operating Agreement of our sponsor, effective as of May 31, 2011, all distributions to Crossroads Capital Group are subordinated to distributions to the other member of our sponsor, Steadfast REIT Holdings, LLC, or Steadfast Holdings, until Steadfast Holdings has received an amount equal to certain expenses, including certain organization and offering costs, incurred by Steadfast Holdings and its affiliates on our behalf. Mr. Shepherdson, an affiliated director, serves as a Manager of Crossroads Capital Advisors, LLC, a subsidiary of Crossroads Capital Group, which we refer to as “Crossroads Capital Advisors.”
All of our other officers and directors, other than our independent directors, are officers of our advisor and officers, limited partners and/or members of our sponsor and other affiliates of our advisor.
We and our operating partnership have entered into the advisory agreement with our advisor and our operating partnership which has a one-year term expiring May 4, 2014, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the advisory agreement without cause or penalty upon 60 days written notice and immediately upon fraud, criminal conduct, willful misconduct, gross negligence or material breach of the advisory agreement by our advisor or our advisor’s bankruptcy. If we terminate the advisory agreement, we will pay our advisor all unpaid advances for operating expenses and all earned but unpaid fees.
Services provided by our advisor under the terms of the advisory agreement include the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.
The above summary is provided to illustrate the material functions that our advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties. The advisor has also entered into a Services Agreement with Crossroads Capital Advisors whereby Crossroads Capital Advisors provides advisory services to us on behalf of our advisor.
Fees and Expense Reimbursements Paid to our Advisor
Pursuant to the terms of our advisory agreement, we pay our advisor the fees described below.

•
We pay our advisor an acquisition fee of 2.0% of: (1) the total cost of investment, as defined in connection with the acquisition or origination of any type of real property or real estate-related asset, or (2) our allocable cost of a real property or real estate-related asset acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. For the period from January 1, 2011 to December 31, 2012, we paid $10,611,846 in acquisition fees to our advisor. For the three months ended March 31, 2013, we paid $1,932,660 in acquisition fees to our advisor. As of March 31, 2013, acquisition fees of $648,422 had been deferred pursuant to the terms of the advisory agreement until our cumulative adjusted funds from operations (as defined in the advisory agreement) exceed the lesser of: (1) the cumulative amount of any distributions paid to our stockholders as of the date of reimbursement of the deferred fee or (2) cash distributions equal to a 7.0% cumulative, non-compounded, annual return on invested capital to our stockholders as of the date of reimbursement.

•
We pay our advisor an annual investment management fee that is payable monthly in an amount equal to one-twelfth of 0.8% of the cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments. For the period from January 1, 2011 to December 31, 2012, we paid $427,963 in investment management fees to our advisor. For the three months ended March 31, 2013, we paid $1,256,956 in investment management fees to our advisor. As of March 31, 2013, investment management fees of $1,750,731 had been deferred pursuant to the terms of the advisory agreement.

•
We pay our advisor a disposition fee of 1.5% of the contract sales price of each property sold if our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property or real estate-related asset. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the period from January 1, 2011 to March 31, 2013, we did not pay our advisor any disposition fees.

In addition to the fees we pay to our advisor pursuant to the advisory agreement, we also reimburse our advisor and its affiliates for the costs and expenses described below.

•
We reimburse our advisor and its affiliates for organization and offering expenses, for actual legal, accounting, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, information technology costs, bona fide out of-of-pocket due diligence costs, and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with our offerings. Any such reimbursement will not exceed actual expenses incurred by our advisor. After the termination of the initial public offering, our advisor has agreed to reimburse us to the extent selling commissions, dealer manager fees and organization and offering expenses borne by us exceed 15% of the gross proceeds raised in our completed public offering. For the period from January 1, 2011 to December 31, 2012, we paid our advisor $11,564,889 for the reimbursement of organization and offering expenses, including $2,309,000 paid to Crossroads Capital Advisors for offering related services. For the three months ended March 31, 2013, we paid our advisor $2,497,871, including $327,000 paid to Crossroads Capital Advisors for offering related services. As of March 31, 2013, our advisor and its affiliates have incurred additional organization and offering costs of $5,090,297 which are not recorded in our financial statements as of March 31, 2013 because such costs only become a liability of ours when shares are sold and selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of gross offering proceeds.

•
Subject to the 2%/25% Guidelines discussed below, we reimburse our advisor for the cost of administrative services, including personnel costs and our allocable share of other overhead of the advisor such as rent and utilities; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which our advisor receives an acquisition fee, investment management fee or disposition fee or for the employee costs our advisor pays to our executive officers. For the period from January 1, 2011 to December 31, 2012, $788,443 was paid to our advisor for administrative services. For the three months ended March 31, 2013, $206,090 was paid to our advisor for administrative services.

We reimburse our advisor for acquisition expenses incurred related to the selection and acquisition of real property investments and real estate-related investments, including personnel-related costs for acquisition due diligence, legal and non-recurring management services. For the period from January 1, 2011 to December 31, 2012, we reimbursed our advisor $1,291,912 for acquisition expenses. For the three months ended March 31, 2013, we reimbursed our advisor $422,461 for acquisition expenses.

2%/25% Guidelines
As described above, our advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse our advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and our advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.
For purposes of the 2%/25% Guidelines, “total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and the listing of our shares of common stock, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of a real property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).
Operating Expense Reimbursement and Guaranty Agreement
On May 25, 2011, we entered into an Operating Expense Reimbursement and Guaranty Agreement, or the “Reimbursement Agreement,” which was subsequently amended on December 21, 2011. Pursuant to the Reimbursement Agreement, if, on the earlier of (1) the termination date of our advisory agreement and (2) June 30, 2012 (in each case, such date the “Determination Date”), our total operating expenses as of March 31, 2011 exceeded the 2%/25% Guidelines, measured for our entire operating history through June 30, 2012, then our advisor would be required to reimburse us for such excess amount (the amount of any such reimbursement the “Determination Date Payment”). As of June 30, 2012, our total operating expenses as of March 31, 2011 did not exceed the 2%/25% Guidelines; therefore, no amount was due from our advisor. In connection with the Reimbursement Agreement, our advisor agreed to pay all of our operating expenses beginning April 1, 2011, until such time as our cumulative operating expenses are below the cumulative 2%/25% Guidelines. As of December 31, 2012, our cumulative operating expenses were below the cumulative 2%/25% Guidelines.
Selling Commissions and Fees Paid to our Dealer Manager
The dealer manager for our ongoing public offering of common stock is Steadfast Capital Markets Group, LLC, or Steadfast Capital Markets Group, an affiliate of our sponsor. Our dealer manager is a licensed broker-dealer registered with FINRA. As the dealer manager for our offering, Steadfast Capital Markets Group is entitled to certain selling commissions, dealer manager fees and reimbursements relating to raising capital. Our dealer manager agreement with Steadfast Capital Markets Group provides for the following compensation:

•
We pay our dealer manager selling commissions of up to 6.5% of the gross offering proceeds from the sale of our shares, all of which may be reallowed to participating broker-dealers. For the period from January 1, 2011 to December 31, 2012, we paid $12,921,728 in selling commissions to our dealer manager. For the three months ended March 31, 2013, we paid $3,065,168 in selling commissions to our dealer manager.

•
We pay our dealer manager a dealer manager fee of 3.5% of the gross offering proceeds from the sale of our shares, a portion of which may be reallowed to participating broker-dealers. For the period from January 1, 2011 to December 31, 2012, we paid $7,431,454 in dealer manager fees to our dealer manager. For the three months ended March 31, 2013, we paid $1,698,582 in dealer manager fees to our dealer manager.

Property Management Fees Paid to Our Property Manager
We have entered into property management agreements with Steadfast Management Company, Inc., or the property manager, an affiliate of our sponsor, with respect to the management of 31 of our multifamily properties. Pursuant to the management agreements, we pay the property manager a monthly management fee equal to a certain percentage of each property’s gross revenues (as defined in the respective management agreements) for each month. Each management agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives prior 60 day notice of its desire to terminate the management agreement, provided that we may terminate the management agreement upon an uncured breach of the agreement upon 30 days prior written notice to the property manager. For the period from January 1, 2011 to December 31, 2012, we paid property management fees of $1,017,315 to our property manager. For the three months ended March 31, 2013, we paid property management fees of $516,451 to our property manager.
In addition to the property management fee, the property management agreements also specify certain other fees payable to our property manager for benefit administration and training services. For the period from January 1, 2011 to December 31, 2012, we paid other fees of $132,064 to our property manager. For the three months ended March 31, 2013, we paid other fees of $136,721 to our property manager. We also reimburse our property manager for the salaries and related benefits of on-site property management employees. For the period from January 1, 2011 to December 31, 2012, we reimbursed $3,456,742 of on-site personnel-related costs. For the three months ended March 31, 2013, we reimbursed $1,395,827 of on-site personnel-related costs.
Stock Purchase Plan
On November 15, 2012, we entered into a Stock Purchase Plan, or the plan, with Ella Shaw Neyland, our President and a member of our board of directors, whereby Ms. Neyland has agreed to invest $5,529.60 for 600 shares of our common stock pursuant to our public offering on the first day of each fiscal quarter. The purchase of shares of our common stock by Ms. Neyland pursuant to the plan commenced on January 1, 2013 and will terminate on the earliest to occur of (1) November 15, 2013, (2) the termination of our public offering, (3) any suspension of our public offering by our Board of Directors or a regulatory body, (4) the date upon which the purchase of stock would cause the aggregate number of shares of stock owned by Ms. Neyland to exceed the ownership limits set forth in our charter, or (5) the termination of Ms. Neyland’s employment with Steadfast REIT Services, Inc. and its affiliates. The shares will be purchased pursuant to the plan at a price of $9.2160 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such sales.
Currently Proposed Transactions
Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.
Policies and Procedures for Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.
We have also adopted a Code of Ethics (as defined below) that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our advisor and their respective affiliates. Our Code of Ethics is available on our website at www.steadfastreits.com.
ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 was mailed to stockholders on or about April 30, 2013. Our Annual Report on Form 10-K is incorporated in this proxy statement and is deemed a part of the proxy soliciting material.
ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: STEADFAST INCOME REIT, INC., 18100 VON KARMAN AVENUE, SUITE 500, IRVINE, CALIFORNIA 92612, ATTENTION: SECRETARY.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. Our Code of Ethics is available on our website at www.steadfastreits.com. We will also provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention: Secretary.
PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2014 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention: Secretary, no later than February 17, 2014 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2014 Annual Meeting of Stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the 2013 Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.
Pursuant to Article II, Section 11(a)(2) of our bylaws, if a stockholder wishes to present a proposal at the 2014 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than January 18, 2014 and no later than 5:00 p.m., Pacific Time, on February 17, 2014; provided, however, that in the event that the date of the 2014 Annual Meeting of Stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the 2014 Annual Meeting of Stockholders, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2014 Annual Meeting of Stockholders and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the 2014 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2014 Annual Meeting of Stockholders is first made. Any stockholder proposals not received by us by the applicable date in previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2014 Annual Meeting of Stockholders in August 2014.
OTHER MATTERS
Mailing of Materials; Other Business
We will mail a proxy card together with this proxy statement to all stockholders of record on June 17, 2013. The only business to come before the 2013 Annual Meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the 2013 Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope or by fax to (781) 633-4036. Investors may also vote by telephone by calling (866) 977-7699 or by internet by following the instructions provided on the accompanying proxy card.

STEADFAST INCOME REIT, INC PO BOX 55046 BOSTON MA 02205-9943
Your Proxy Vote is Important!

Vote by Internet
Please go to the electronic voting site at www.eproxy.com/steadfast Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

                  Vote by Telephone
Please call us toll free at 1-866-977-7699, and
follow the instructions provided. If you vote by
telephone, you do not have to return your
proxy card.

                        Vote by Fax
Complete, sign and date your proxy card and fax
it to 781-633-4036.

                         Vote by Mail
Complete, sign and date your proxy card and
return it promptly in the enclosed envelope.

If Voting by Mail
Remember to sign and date the form below.
Please ensure the address to the right shows through
the window of the enclosed postage paid return
envelope.
STEADFAST INCOME REIT, INC
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 7, 2013
Solicited by the Board of Directors
Please Vote by August 6, 2013
The undersigned stockholder of Steadfast Income REIT, Inc. a Maryland corporation, hereby appoints Rodney F. Emery and Ana Marie del Rio, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2013 Annual Meeting of Stockholders of Steadfast Income REIT, Inc. to be held on August 7, 2013 at 8:00 a.m. local time, at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
This proxy is solicited on behalf of the Steadfast Income REIT, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2013 Annual Meeting, including matters incident to its conduct.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Stock Owner sign here Date

Co-Owner sign here Date

EVERY STOCKHOLDER'S VOTE IS IMPORTANT
This communication presents only an overview of the more complete proxy materials that are available to you in this packet and on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and Annual Report are available at: www.eproxy.com/steadfast
PLEASE AUTHORIZE YOUR PROXY TODAY!
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL SEVEN NOMINEES TO THE BOARD OF DIRECTORS NAMED BELOW AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” BOTH PROPOSALS.

1.
For the election of Rodney F. Emery, Ella Shaw Neyland, Scot B. Barker, Larry H. Dale, Kerry D. Vandell, Ned Brines, and James A. Shepherdson to serve as Directors until the Annual Meeting of Stockholders of Steadfast Income REIT, Inc. to be held in the year 2014 and until their successors are elected and qualified.
				FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT* ☐
	01. Rodney F. Emery	02. Ella Shaw Neyland	03. Scot B. Barker	*To withhold authority to vote for any Individual nominee(s), write the number(s) of the nominee(s) in the box below
	04. Larry H. Dale	05. Kerry D. Vandell	06. Ned Brines
07. James A. Shepherdson

2.	Ratification of the appointment of Ernst & Young LLP to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.			FOR ☐	AGAINST ☐	ABSTAIN ☐
YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.